UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-3016517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Silverside Road, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

The Bancorp, Inc. 401(k) Plan

(Full title of the plan)

Damian M. Kozlowski

Chief Executive Officer

The Bancorp, Inc.

409 Silverside Road

Wilmington, Delaware 19809

 (Name and address of agent for service)

(302) 385-5000

 (Telephone number, including area code, of agent for service)

Copy to:

Mark E. Rosenstein, Esquire

Ledgewood

Two Commerce Square, Suite 3400

2001 Market Street

Philadelphia, PA 19103

(215) 731-9450

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to shares issued under The Bancorp, Inc. 401(k) Plan (the “401(k) Plan”) is already effective. Pursuant to General Instruction E of Form S-8 under the Securities Act, we incorporate by reference into this Registration Statement the contents of the registration statement on Form S-8 (File No. 333-210979), filed on April 28, 2016, excluding the Exhibits to such registration statement. This Registration Statement provides for the registration of the offer and sale of an additional 1,000,000 shares of the Registrant’s common stock under the 401(k) Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by The Bancorp, Inc. (“Registrant” or the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2021;
(b)	The Registrant's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2022 and June 30, 2022;
(c)	The Registrant’s Current Reports on Form 8-K filed on May 25, 2022 and August 24, 2022;
(d)	The Annual Report on Form 11-K for the year ended December 31, 2021 with respect to the 401(k) Plan; and
(e)	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed on November 10, 2004, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than current reports on Form 8−K furnished pursuant to Item 2.02 or Item 7.01 of Form 8−K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post−effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1(a)	Certificate of Incorporation filed July 20, 1999, amended July 27, 1999, amended June 7, 2001, and amended October 8, 2002(1)
4.1(b)	Amendment to Certificate of Incorporation filed July 30, 2009(2)
4.1(c)	Amendment to Certificate of Incorporation filed May 18, 2016(2)
4.2	Amended and Restated Bylaws(3)
5	Pursuant to Item 8(a)(1) of Form S-8, an opinion of counsel as to the legality of the additional shares of Common Stock to be issued under the 401(k) Plan being registered hereby is not included, because such shares will not constitute original issuance securities.
23.1	Consent of Grant Thornton LLP
24.1	Power of Attorney (contained on the signature page)
99.1	Defined Contribution Plan (The Bancorp, Inc. 401(k) Plan) (4)
99.2	Defined Contribution Plan – Adoption Agreement (constituting part of The Bancorp, Inc. 401(k) Plan) (4)
107.1	Filing Fee Table
(1)	Filed previously as an exhibit to the Registrant’s Registration Statement on Form S-4, registration number 333-117385, and by this reference incorporated herein.
(2)	Filed previously as an exhibit to the Registrant’s quarterly report on Form 10-Q filed November 9, 2016, and by this reference incorporated herein (File No. 000-51018).
(3)	Filed previously as an exhibit to the Registrant’s annual report on Form 10-K filed March 16, 2017, and by this reference incorporated herein (File No. 000-51018).
(4)	Filed previously as an exhibit to the Registrant’s Registration Statement on Form S-8, registration number 333-210979, filed on April 28, 2016, and by this reference incorporated herein.

Pursuant to Item 8(a)(2) of Form S-8, neither an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor an Internal Revenue Service determination letter that the 401(k) Plan is qualified under the Internal Revenue Service is included. The Registrant, the sponsor of the 401(k) Plan, has or will submit the 401(k) Plan and any amendments to the Internal Revenue Service in a timely manner and will make all changes required in order to qualify the 401(k) Plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, State of Delaware, on August 29, 2022.

THE BANCORP, INC.

By:	/s/ Damian M. Kozlowksi
Name: Damian M. Kozlowski
Title: Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Damian Kozlowski and Paul Frenkiel, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on August 29, 2022.

/s/ Damian M. Kozlowski Damian M. Kozlowski	Chief Executive Officer, President and Director (principal executive officer)

/s/ Paul Frenkiel Paul Frenkiel	Chief Financial Officer and Secretary (principal financial and accounting officer)

/s/ John Eggemeyer John Eggemeyer	Director

/s/ Daniela Mielke Daniela Mielke	Director

/s/ Michael J. Bradley Michael J. Bradley	Director

/s/ Matthew Cohn Matthew Cohn	Director

/s/ William H. Lamb William H. Lamb	Director

/s/ James. J. McEntee III James. J. McEntee III	Director

/s/ Stephanie B. Mudick Stephanie B. Mudick	Director

/s/ Hersh Kozlov Hersh Kozlov	Director

/s/ Cheryl Creuzot Cheryl Creuzot	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 29, 2022.

By:	The Bancorp, Inc., as Plan Administrator

By:	/s/ Paul Frenkiel
Paul Frenkiel
Chief Financial Officer and Secretary